SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Global Natural Resources Fund -- Class A shares
Fiscal period ending:  August 31, 1996
Inception date:  July 24, 1980


TOTAL RETURN

Formula  --  Average Annual Total Return:     ERV = P(1+T)^n

n     =           Number of Time Periods    1 Year    5 Years   10 Years

P     =           Initial Investment        $1,000    $1,000    $1,000

ERV   =           Ending Redeemable Value   $1,084    $1,392    $2,743

T     =           Average Annual
                  Total Return    8.35%     6.84%     10.62%



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SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

   Fund name: Putnam Global Natural Resources Fund -- Class B Shares Fiscal period ending: August 31, 1996
Inception date:  February 1, 1994

TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n         =           Number of Time Periods 1 Year    Life*

P         =           Initial Investment     $1,000    $1,000

ERV       =           Ending Redeemable Value          $1,091    $1,219

T         =           Average Annual
                      Total Return 9.14%  7.97%*

*Life of fund, if less than 10 years


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SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Global Natural Resources Fund -- Class M Shares
Fiscal period ending:  August 31, 1996
Inception date:  July 3, 1995

TOTAL RETURN

Formula  --  Average Annual Total Return:     ERV = P(1+T)^n

n                        =          Number of Time Periods   1 Year    Life*

P                        =          Initial Investment       $1,000    $1,000

ERV                      =          Ending Redeemable Value  $1,104    $1,137

T                        =          Average Annual
                         Total Return         10.40%         11.64%*

*Life of fund, if less than 10 years